PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated April 19, 2013)	File No. 333-188039

4,376,036 Shares of Common Stock
Series A Warrants to purchase up to 1,750,415 Shares of Common Stock and 1,750,415 Shares of Common Stock
underlying the Series A Warrants
Series B Warrants to purchase up to 728,936 Shares of Common Stock and 728,936 Shares of Common Stock
underlying the Series B Warrants
Series C Warrants to purchase up to 291,574 Shares of Common Stock and 291,574 Shares of Common Stock
underlying the Series C Warrants

Kandi Technologies Group, Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 4,376,036 shares of our common stock (the “Shares”) together with the following warrants: (i) Series A warrants to purchase an aggregate of 1,750,415 shares of Common Stock at an exercise price of $7.24 per share (the “Series A Warrants”); (ii) Series B warrants to purchase a maximum aggregate of 728,936 shares of Common Stock at an exercise price of $7.24 per share (the “Series B Warrants”); and (iii) Series C warrants to purchase a maximum aggregate of 291,574 shares of Common Stock at an exercise price of $8.69 per share (the “Series C Warrants” and, together with the Series A Warrants, the Series B Warrants, the “Warrants”). The Series A Warrants have a term of thirty months and are exercisable by the holders at any time after the date of issuance. The Series B Warrants are exercisable by the holders at any time after the date that is six months and one day following their issuance at the closing of the transaction, and expire 60 days after the date on which they are first exercisable. The number of shares of Common Stock that the Series C Warrants shall initially be exercisable into shall be zero (0) and shall be increased upon the exercise of the Series B Warrants (up to the maximum of 291,574 shares of Common Stock). The term of the Series C Warrants is 30 months from the date of their issuance at the closing of the transaction; however, to the extent that any or all of the Series B Warrants are not exercised and expire on their applicable expiration date, the corresponding Series C Warrants shall also expire on the expiration of the related Series B Warrant. In connection with this offering, we also issued, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, Placement Agent warrants to purchase up to 262,562 shares of Common Stock, equivalent to 6% of the Shares, at an exercise price of $7.24 per share (the “Placement Agent Warrants”).

The Shares and Warrants will be sold together as a unit consisting of one Share and a Series A Warrant (to purchase 0.40 shares of our Common Stock for each Share included in the unit), a Series B Warrant (to purchase such number of shares equivalent to 20% of the investment amount divided by the exercise price) and a Series C Warrant (to purchase .40 shares of our Common Stock for each share included in the Series B Warrant). The negotiated purchase price per unit will be $6.03. The Shares and the Warrants will be issued separately but can only be purchased together in this offering. The shares of common stock issuable from time to time pursuant to the exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock trades on the NASDAQ Global Market under the symbol “KNDI.” The last reported sale price of our common stock on the NASDAQ Global Market on June 25, 2013 was $6.69 per share. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange. As of June 25, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $128,675,059 based on 32,592,440 shares of outstanding common stock, of which 13,358,500 shares were held by affiliates as of such date, and a price of $6.69 per share, which was the last reported sale price of our common stock as quoted on the NASDAQ Global Market on June 25, 2013.

	Per Unit	Total
Public offering price of units	$6.03	$26,387,500
Placement agency fees*	$0.36	$1,583,250
Proceeds, before other expenses, to us	$5.67	$24,804,250

*Does not include Placement Agent Warrants or other additional compensation received by the placement agent, including compensation for any tail financing for the twelve month period following June 18, 2013 or compensation issued to the Placement Agent upon exercise of the Warrants.

We have retained FT Global Capital, Inc. to act as exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

_______________________________

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

_______________________________

We estimate the total expenses of this offering, excluding the placement agency fees and cost reimbursements, will be approximately $105,000. Because there is no minimum offering amount required in this offering, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable efforts to arrange for the sale of all of the securities offered. The closing of the sale of securities will take place on or before July 1, 2013.

The date of this prospectus supplement is June 26, 2013

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT SUMMARY	S-3
RISK FACTORS	S-6
FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-7
DESCRIPTION OF SECURITIES	S-8
PLAN OF DISTRIBUTION	S-10
LEGAL MATTERS	S-12
EXPERTS	S-12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-12
WHERE YOU CAN FIND MORE INFORMATION	S-12

PROSPECTUS

ABOUT THIS PROSPECTUS	2
THE COMPANY	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF COMMON STOCK	5
DESCRIPTION OF PREFERRED STOCK	6
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF UNITS	10
INCOME TAX CONSIDERATIONS	10
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	15
EXPERTS	15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	16
WHERE YOU CAN FIND MORE INFORMATION	16

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated April 19, 2013, are part of a registration statement on Form S-3 (File No. 333-188039) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the placement agents have not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Unless the context otherwise requires, the terms “KNDI,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

The Company

We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. On December 21, 2012 we changed our name from Kandi Technologies, Corp. to Kandi Technologies Group, Inc. to better communicate our current organizational structure to the investment community, our customers and business partners. Headquartered in the Zhejiang Province, we are one of China’s leading producers and manufacturers of electrical vehicles, all-terrain vehicles, go-karts and a variety of other specialty vehicles, including all-terrain vehicles and specialized utility vehicles for the PRC and global markets. In connection with our strategic objective of becoming a world leader in electric vehicles manufacturing and related services, we have increased our focus on fuel efficient vehicles, including the all-electric mini-car, the COCO LSV, with a particular focus on expanding our domestic market share in China.

Our Business

Our primary business is designing, developing, manufacturing, and commercializing, electrical vehicles (“EVs”), all-terrain vehicles (“ATVs”), go-karts, specialized automobiles and automobile related products for the PRC and global markets.

Our products include off-road vehicles (e.g., ATVs, utility vehicles (“UTVs”), go-karts, etc.), motorcycles, refitted cars, and super-mini-cars.

	Year Ended December 31,
	2012		2011
	Units	Revenue	Units	Revenue
ATVs	14,467	$6,402,753	9,958	$4,850,425
Super-Mini-Cars(1)	3,915	19,034,936	1,077	6,253,517
Go-Karts	34,517	30,794,415	25,757	22,923,669
UTVs	93	319,014	1,198	2,696,106
Three-Wheeled Motorcycles (“TT”)	1,060	1,272,898	782	1,592,770
Refitted Cars	115	3,172,417	70	1,860,661
Auto Generator	93,881	3,517,237	-	-
Total	148,048	$64,513,670	38,842	$40,177,148

(1) For 2011, Super-Mini-Cars included two products: the CoCo and EVs. For 2012, all super-mini-cars sold were EVs.

Our current business is primarily conducted through our wholly-owned subsidiaries, Continental Development Limited, including Continental Development Limited’s wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd., and Zhejiang Kandi Vehicles Co., Ltd.’s subsidiaries, Jinhua Three Parties New Energy Vehicles Service Co., Ltd., Jinhua Kandi New Energy Vehicles Co., Ltd., Kandi Electric Vehicles (Changxing) Co., Ltd. and Yongkang Scrou Electric. Co., Ltd.

Jinhua Three Parties New Energy Vehicles Service Co., Ltd. was formed by a joint venture among the State Grid Power Corporation, Tianneng Power International, Inc. and Zhejiang Kandi Vehicles Co., Ltd. The joint venture established the first Chinese electric super-mini automobile battery replacement service provider. We own a 30% ownership interest in Jinhua Three Parties New Energy Vehicles Service Co., Ltd.

Jinhua Kandi New Energy Vehicles Co., Ltd. was formed as a joint venture between Zhejiang Kandi Vehicles Co., Ltd. and Mr. Xiaoming Hu, our CEO and Chairman of our Board of Directors. Kandi New Energy Vehicles Co., Ltd. was established to comply with Chinese regulations that provide that a foreign investor can have no more than 50% ownership interest in an automobile manufacturing company located in China whose primary objective is to sell automobiles in China. In connection with complying with these regulations, Mr. Hu, a Chinese citizen, and Zhejiang Kandi Vehicles Co., Ltd., a foreign investment entity, each own 50% of Kandi New Energy Vehicles Co., Ltd. Zhejiang Kandi Vehicles Co., Ltd. made its capital contribution in kind, and Mr. Hu made his capital contribution in cash, using proceeds from a loan made by Zhejiang Kandi Vehicles Co., Ltd.

Mr. Hu’s equity interest in Kandi New Energy Vehicles Co., Ltd. has been placed in escrow and trust with Zhejiang Kandi Vehicles Co., Ltd. Therefore, Zhejiang Kandi Vehicles Co., Ltd. effectively controls 100% of Kandi New Energy Vehicles Co., Ltd. All of the profits of Kandi New Energy Vehicles Co., Ltd. are distributed to Zhejiang Kandi Vehicles Co., Ltd.

On April 25 2012, we completed our acquisition of KO NGA Investment Limited and its subsidiaries, K S Asia Limited Group Limited, Yongkang K S Electric Limited and Yongkang Scrou Electric Co. (“Yongkang Scrou”). Yongkang Scrou manufactures various auto generators. On June 29, 2012, in connection with the completion of our internal reorganization, Yongkang Scrou became a wholly owned subsidiary of the Company.

In March 2013, Zhejiang Kandi Vehicles Co., Ltd. established Kandi Electric Vehicles (Changxing) Co., Ltd. in Changxing (National) Economic and Technological Development Zone to meet the requirements of the cooperation agreement with Geely Automobile Holdings Ltd.

The Offering

Units offered by us	4,376,036 units

Common stock offered by us	4,376,036 Shares

Common stock to be outstanding after this offering (assuming no exercise of the warrants offered by us)	36,968,476 shares

Warrants offered by us

Series A Warrants to purchase an aggregate of 1,750,415 shares of Common Stock at an exercise price of $7.24 per share. Series B warrants to purchase a maximum aggregate of 728,936 shares of Common Stock at an exercise price of $7.24 per share. Series C warrants to purchase a maximum aggregate of 291,574 shares of Common Stock at an exercise price of $8.69 per share. The Series A Warrants have a term of two and one-half (2 ½) years (or thirty (30) months) and are exercisable by the holders at any time after the date of issuance. The Series B Warrants are exercisable by the holders at any time after the date that is six months and one day following their issuance at the closing of the transaction, and expire 60 days after the date on which they are first exercisable. The number of shares of Common Stock that the Series C Warrants shall initially be exercisable into shall be zero (0) and shall be increased upon the exercise of the Series B Warrants (up to the maximum of 291,574 shares of Common Stock). The term of the Series C Warrants is 30 months from the date of their issuance at the closing of the transaction; however, to the extent that Series B Warrants are not exercised and expire on the expiration date, Series C Warrants also expire on the expiration of the related Series B Warrant.

This prospectus also relates to the offering of the Shares of Common Stock issuable upon exercise of the Warrants.
Use of proceeds	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-7.

Market for the Shares and Warrants	Our common stock is quoted and traded on the NASDAQ Global Market under the symbol “KNDI.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. The warrants are immediately separable from the Shares being offered as part of the units.

Risk factors	You should read the “Risk Factors” section on page S-6 of this prospectus supplement, the “Risk Factors” section on page 3 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report for the year ended December 31, 2012 on Form 10-K for a discussion of factors to consider before deciding to purchase our securities.

NASDAQ Global Market Trading Symbol	KNDI

The number of Common Stock to be outstanding after this offering (36,968,476) is based on the actual number of shares outstanding as of June 24, 2013, which was 32,592,440, and does not include, as of that date:

  1,793,310 shares of Common Stock being held in reserve by the Company;
  3,033,487 shares of Common Stock issuable upon the exercise of the Series A Warrants, Series B Warrants, Series C Warrants and the Placement Agent Warrants;
  shares of our Common Stock available for future issuance under our 2008 Omnibus Long Term Incentive Plan, if any; or
  shares of our Common Stock issuable upon exercise or conversion of our warrants and/or options outstanding as of June 26, 2013.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering for general corporate purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our Common Stock being offered is higher than the book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $6.03 per Share, if you purchase the Shares offered in this offering, you will suffer immediate and substantial dilution per Share in the net tangible book value of the common stock.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. We have a number of institutional and individual shareholders that own significant blocks of our Common Stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

In addition, the issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants, debt securities or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Holders of the Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of any of the Warrants, you will have no rights with respect to our Common Stock. Upon exercise of any Warrants held, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $24,699,250, after deducting estimated offering expenses of approximately $1,688,250. We will not receive any proceeds from the sale of common stock issuable upon exercise of the Warrants that we are offering unless and until such Warrants are exercised. If the Warrants are fully exercised for cash, we will receive additional proceeds as follows: (i) from the Series A Warrants, $12,673,005, (ii) from the Series B Warrants, $5,277,497, and (iii) from the Series C Warrants, $1,499,999. If all of the Warrants are fully exercised for cash, we would receive additional aggregate proceeds of $2,533,778. In addition, if the Placement Agent Warrants issued in connection with this offering are fully exercised for cash, we would receive proceeds of $1,800,003.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including for research and development, general and administrative expenses, and potential ordinary course acquisitions of technologies that complement our business. In the Securities Purchase Agreement we have entered into with the institutional investors in this offering, we have, subject to certain exceptions, specifically agreed not to use the proceeds of this offering to satisfy any existing debt (other than ordinary course trade payables), to redeem any of our outstanding securities, or to settle any outstanding litigation.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Subject to any agreed upon contractual restrictions under the terms of the purchase agreement, our management will have some discretion in the application of the net proceeds from this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 4,376,036 units, which consists of 4,376,036 Shares and Warrants (Series A Warrants, Series B Warrants and Series C) to purchase, in the aggregate, an additional 2,770,925 shares of our Common Stock. This prospectus supplement also relates to the offering of 2,770,925 shares of our Common Stock issuable upon exercise, if any, of the Warrants.

The Shares and Warrants will be sold together as a unit consisting of one Share and a Series A Warrant (to purchase 0.40 shares of our Common Stock for each Share included in the unit), a Series B Warrant (to purchase such number of shares equivalent to 20% of the investment amount divided by the exercise price) and a Series C Warrant (to purchase .40 shares of our Common Stock for each share included in the Series B Warrant).

We are offering the units at a negotiated price of $6.03 per unit. Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately.

Common Stock

A description of the Shares of Common Stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 5 of the accompanying prospectus. As of June 24, 2013, we had 32,592,440 shares of outstanding Common Stock.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The Warrants are exercisable for an aggregate of 2,770,925 shares of Common Stock. We are offering the following Warrants: (i) Series A Warrants to purchase an aggregate of 1,750,415 shares of Common Stock at an exercise price of $7.24 per share; (ii) Series B Warrants to purchase a maximum aggregate of 728,936 shares of Common Stock at an exercise price of $7.24 per share; and (iii) Series C Warrants to purchase a maximum aggregate of 291,574 shares of Common Stock at an exercise price of $8.69 per share. The Series A Warrants have a term of thirty months and are exercisable by the holders at any time after the date of issuance. The Series B Warrants are exercisable by the holders at any time after the date that is six months and one day following their issuance at the closing of the transaction, and expire 60 days after the date on which they are first exercisable. The number of shares of Common Stock that the Series C Warrants shall initially be exercisable into shall be zero (0) and shall be increased upon the exercise of the Series B Warrants (up to the maximum of 291,574 shares of Common Stock). The term of the Series C Warrants is 30 months from the date of their issuance at the closing of the transaction; however, to the extent that any or all of the Series B Warrants are not exercised and expire on their applicable expiration date, the corresponding Series C Warrants shall also expire on the expiration of the related Series B Warrant.

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. With respect to the Series A Warrants and the Series C Warrants, the exercise price of those Warrants are subject to an adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of such Warrants.

Holders of the Warrants may exercise their Warrants to purchase shares of our Common Stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of a Warrant. In the event that the registration statement relating to such warrant shares is not effective, a holder of warrants will have the right to exercise its Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Warrants. The Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Stock issuable upon exercise of a Warrant.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of such Warrant within three trading days of our receipt of notice of exercise.

Underlying Shares

The shares of Common Stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of all outstanding Warrants.

Mandatory Exercise

The Series A Warrants and the Series C Warrants are subject to mandatory exercise provisions.

If, at any time, the price of the Company’s common stock is greater than or equal to 200% of the initial exercise price for a period of fifteen (15) consecutive trading days, and if certain other conditions are met relating to trade volume, the Company shall on one occasion have the right to require the Series A Warrants and the Series C Warrants holders to exercise all of the remaining unexercised portion of the Series A Warrants and the Series C Warrants held by such holders.

Fundamental Transaction

If, at any time the Warrants are outstanding, we consummate any fundamental transaction, as described in the Warrants and which generally includes, but is not limited to the following: (i) any consolidation or merger into another corporation, (ii) the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, (iii) or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the holders of the Warrants.

Additionally, in the event of a fundamental transaction, each Warrant holder will have the right to require us, or our successor, to repurchase its Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Warrant.

Limitations on Exercise

The exercisability of the Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our Common Stock. Further, the exercisability of the Warrants are subject to compliance with principal market (NASDAQ) regulations.

No Stockholder Rights

The holder of a Warrant will not possess any rights as a stockholder under the Warrant until the holder exercises such Warrant.

No Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event our Common Stock price does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

PLAN OF DISTRIBUTION

Placement Agent Agreement

We have entered into a Placement Agent Agreement (the “Placement Agent Agreement”), dated as of June 18, 2013, with FT Global Capital, pursuant to which FT Global Capital agreed to act as our exclusive placement agent in connection with this offering. The Placement Agent Agreement with FT Global Capital is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering.

The placement agent is not purchasing or selling any units offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the units, but the placement agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number of securities or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered. Therefore, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement. We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We entered into a Securities Purchase Agreement, dated as of June 26, 2013 with the institutional investors purchasing the units being issued pursuant to this offering. The Securities Purchase Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering. The closing of this offering will take place on or before July 1, 2013, and the following will occur:

  we will receive funds in the amount of the aggregate purchase price;
  the placement agent will receive the placement agent fees and the Placement Agent Warrants in accordance with the terms of the Placement Agent Agreement; and
  we will deliver the units, consisting of the Shares and the Series A Warrants, the Series B Warrants and the Series C Warrants.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Fees

In exchange for these placement agent services, we have agreed to pay the placement agent upon the closing of this offering (i) a cash fee equal to 6% of the aggregate purchase price of the units offered under this prospectus supplement and accompanying prospectus; and (ii) a cash fee equal to 6% of the cash proceeds received from a cash exercise of the Warrants offered under this prospectus supplement and accompanying prospectus. In addition, we agreed to pay additional compensation in the form of warrants (the Placement Agent Warrants) to purchase that number of shares which equals 6% of the aggregate number of Shares included in the units sold in this offering. Under the Placement Agent Agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the twelve (12) month period following June 18, 2013 to the extent that such financing is provided to us by investors that the Placement Agent had introduced to us. The Placement Agent Warrants issuable to the placement agent shall generally be on the same terms and conditions as the Series A Warrants offered pursuant to this prospectus supplement, except the Placement Agent Warrants shall not be exercisable until six months following the closing date.

Pursuant to FINRA Rule 5110(g), with limited exceptions, neither the Placement Agent Warrants nor any shares issued upon exercise of the Placement Agent Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The following table shows the per unit and total placement agent fees we will pay to the placement agent in connection with the sale of units offered pursuant to this prospectus supplement assuming the purchase of all of the units offered hereby:

Total
Aggregate Offering Price of units	$26,387,500
Placement agency fees*	$1,583,250

* Does not include Placement Agent Warrants or other additional compensation received by the placement agent, including compensation for any tail financing for the twelve month period following June 18, 2013 or compensation that may be issued to the Placement Agent upon exercise of the Warrants.

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $105,000, which include legal and printing costs, various other fees and reimbursement of the placement agents’ expenses. At the closing, our transfer agent will credit the Shares to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agent Agreement and the Securities Purchase Agreement. Copies of the each will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by McKenna Long & Aldridge LLP.

EXPERTS

The consolidated financial statements of Kandi Technologies Group, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference in prospectus supplement and the accompanying prospectus in reliance on the report of Albert Wong & Co., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Global Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Market Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  our Annual Report on Form 10-K for the year ended December 31, 2012;
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;
  our Current Reports on Form 8-K filed on January 29, 2013, March 4, 2013, March 25, 2013 and June 26, 2013; and
  the description of our Common Stock contained in the registration statement on Form S-8, dated January 6, 2009, File No. 333-156582, and any other amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Zhu Xiaoying, Chief Financial Officer
+86-579-82239856

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PRELIMINARY PROSPECTUS

Kandi Technologies Group, Inc.

$60,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
__________________________________

We may offer from time to time shares of our common stock, par value $0.001 (“Common Stock”), preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $60,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our Common Stock is quoted on the NASDAQ Global Market under the symbol “KNDI.” As of April 17, 2013, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $73,464,636 based on 32,539,867 shares of outstanding Common Stock, of which 13,358,500 shares are held by affiliates, and a price of $3.83 per share, which was the last reported sale price of our Common Stock as quoted on NASDAQ Global Market on that date. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our Common Stock.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

__________________________________

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

__________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
THE COMPANY	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF COMMON STOCK	5
DESCRIPTION OF PREFERRED STOCK	6
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF UNITS	10
INCOME TAX CONSIDERATIONS	10
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	15
EXPERTS	15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	16
WHERE YOU CAN FIND MORE INFORMATION	16

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $60,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

  the number and type of securities that we propose to sell;
  the public offering price;
  the names of any underwriters, agents or dealers through or to which the securities will be sold;
  any compensation of those underwriters, agents or dealers;
  any additional risk factors applicable to the securities or our business and operations; and
  any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “KNDI,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Kandi Technologies Group, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

THE COMPANY

We were incorporated under the laws of the State of Delaware on March 31, 2004. On August 13, 2007, we changed our name from Stone Mountain Resources, Inc. to Kandi Technologies, Corp. On December 21, 2012, we changed our name to Kandi Technologies Group, Inc. Headquartered in the Zhejiang Province, we are one of China’s leading producers and manufacturers of popular off-road vehicles, including go-karts and a variety of other specialty vehicles, including all-terrain vehicles and specialized utility vehicles for the PRC and global export markets. In connection with our strategic objective of becoming a world leader in electric vehicles manufacturing and related services, we have increased our focus on fuel efficient vehicles, including all-electric vehicles, with a particular focus on expanding our domestic market share in China.

Our Business

Our primary business is designing, developing, manufacturing, and commercializing all-terrain vehicles (“ATVs”), go-karts, and specialized automobiles, such as electric vehicles (“EVs”) for the PRC and the global markets.

Our products include off-road vehicles (which include ATVs, utility vehicles (“UTVs”), and go-karts), motorcycles, refitted cars and super-mini-cars.

	Year Ended December 31,
	2012		2011
	Units	Revenue	Units	Revenue
ATVs	14,467 $	4,850,425	9,958 $	4,850,425
Super-Mini-Cars*	3,915	6,253,517	1,077	6,253,517
Go-Karts	34,517	22,923,669	25,757	22,923,669
UTVs	93	2,696,106	1,198	2,696,106
Three-Wheeled Motorcycles	1,060	1,592,770	782	1,592,770
Refitted Cars	115	1,860,661	70	1,860,661
Auto Generator	93,881	3,517,237	-	-
Total	148,048	$64,513,760	38,842	$40,177,148

*Includes both COCO and EV vehicles in 2011 and only EV vehicles in 2012.

Our current business is primarily conducted through our wholly-owned subsidiaries, Continental Development Limited, including Continental Development Limited’s wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd., and Zhejiang Kandi Vehicles Co., Ltd.’s subsidiaries, Jinhua Three Parties New Energy Vehicles Service Co., Ltd., Jinhua Kandi New Energy Vehicles Co., Ltd., Kandi Electric Vehicles (Changxing) Co., Ltd. and Yongkang Scrou Electric. Co., Ltd.

Jinhua Three Parties New Energy Vehicles Service Co., Ltd. was formed by a joint venture among the State Grid Power Corporation, Tianneng Power International, Inc. and Zhejiang Kandi Vehicles Co., Ltd. The joint venture established the first Chinese electric super-mini automobile battery replacement service provider. We own a 30% ownership interest in Jinhua Three Parties New Energy Vehicles Service Co., Ltd.

Jinhua Kandi New Energy Vehicles Co., Ltd. was formed as a joint venture between Zhejiang Kandi Vehicles Co., Ltd. and Mr. Xiaoming Hu, our CEO and Chairman of our Board of Directors. Kandi New Energy Vehicles Co., Ltd. was established to comply with Chinese regulations that provide that a foreign investor can have no more than 50% ownership interest in an automobile manufacturing company located in China whose primary objective is to sell automobiles in China. In connection with complying with these regulations, Mr. Hu, a Chinese citizen, and Zhejiang Kandi Vehicles Co., Ltd., a foreign investment entity, each own 50% of Kandi New Energy Vehicles Co., Ltd. Zhejiang Kandi Vehicles Co., Ltd. made its capital contribution in kind, and Mr. Hu made his capital contribution in cash, using proceeds from a loan made by Zhejiang Kandi Vehicles Co., Ltd.

Mr. Hu’s equity interest in Kandi New Energy Vehicles Co., Ltd. has been placed in escrow and trust with Zhejiang Kandi Vehicles Co., Ltd. Therefore, Zhejiang Kandi Vehicles Co., Ltd. effectively controls 100% of Kandi New Energy Vehicles Co., Ltd. All of the profits of Kandi New Energy Vehicles Co., Ltd. will be distributed to Zhejiang Kandi Vehicles Co., Ltd.

On April 25 2012, we completed our acquisition of KO NGA Investment Limited and its subsidiaries, K S Asia Limited Group Limited, Yongkang K S Electric Limited and Yongkang Scrou Electric Co. (“Yongkang Scrou”). Yongkang Scrou manufactures various auto generators. On June 29, 2012, in connection with the completion our internal reorganization, Yongkang Scrou became a wholly owned subsidiary of the Company.

In March 2013, Zhejiang Kandi Vehicles Co., Ltd. established Kandi Electric Vehicles (Changxing) Co., Ltd. in Changxing (National) Economic and Technological Development Zone to meet the requirements of the cooperation agreement with Geely Automobile Holdings Ltd.

Our Corporate Information

We are headquartered in the Zhejiang Province in China. Our principal executive offices are located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, Post Code 321016, and our telephone number at this location is +86-579-82239856. Our website address is www.en.chinakandi.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. We have a number of institutional and individual shareholders that own significant blocks of our Common Stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

In addition, the issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants, debt securities or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, our Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

DESCRIPTION OF COMMON STOCK

As of April 17, 2013, there were 32,539,867 shares of our Common Stock outstanding, held by approximately twenty-four stockholders of record.

Our Common Stock is currently traded on the NASDAQ Global Market under the symbol “KNDI.”

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. Corporate Stock Transfer is the registrar and transfer agent of our Common Stock.

All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered, from time to time, under this prospectus will be fully paid and nonassessable.

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

  before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

  upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

  at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3 % of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Presently, we have not opted out of this provision.

DESCRIPTION OF PREFERRED STOCK

As of April 17, 2013, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description include, but not be limited to, the following: (i) the title and stated value, (ii) the number of shares we are offering, (iii) the liquidation preference per share, (iv) the purchase price, (v) the dividend rate, period and payment date and method of calculation for dividends, (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate, (vii) the provisions for a sinking fund, if any, (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights, (ix) whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period, (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period, (xi) voting rights, if any, of the preferred stock, (x) preemptive rights, if any, (xi) restrictions on transfer, sale or other assignment, if any, (xii) a discussion of any material United States federal income tax considerations applicable to the preferred stock, (xiii) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs, (xiv) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xv) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  the title;

  whether or not such debt securities are guaranteed;

  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  any limit on the amount that may be issued;

  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

  the maturity date;

  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  the terms of the subordination of any series of subordinated debt;

  the place where payments will be payable;

  restrictions on transfer, sale or other assignment, if any;

  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  any restrictions our ability and/or the ability of our subsidiaries to:

  incur additional indebtedness;

  issue additional securities;

  create liens;

  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

  redeem capital stock;

  place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

  make investments or other restricted payments;

  sell or otherwise dispose of assets;

  enter into sale-leaseback transactions;

  engage in transactions with stockholders and affiliates;

  issue or sell stock of our subsidiaries; or

  effect a consolidation or merger;

  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  a discussion of any material United States federal income tax considerations applicable to the debt securities;

  information describing any book-entry features;

  provisions for a sinking fund purchase or other analogous fund, if any;

  the denominations in which we will issue the series of debt securities;

  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Common Stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  the offering price and aggregate number of warrants offered;

  the currency for which the warrants may be purchased;

  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  the terms of any rights to redeem or call the warrants;

  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  the dates on which the right to exercise the warrants will commence and expire;

  the manner in which the warrant agreements and warrants may be modified;

  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

  the terms of the securities issuable upon exercise of the warrants; and

  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of Common Stock, preferred stock, debt securities and/or warrants for the purchase of Common Stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe: .

  the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

  the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

  a description of the provisions for the payment, settlement, transfer or exchange of the units.

INCOME TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations1

General

The following is a general summary of certain material U.S. federal income tax consequences to U.S. holders (as defined below) relating to the purchase, ownership and disposition of shares of our Common Stock. This discussion assumes that an investor will hold each share of our Common Stock purchased as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of that investor’s particular circumstances. In addition, this discussion does not address (i) U.S. federal non-income tax laws, such as estate or gift tax laws, (ii) state, local or non-U.S. tax consequences, or (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, investors that acquire, hold, or dispose of our Common Stock as part of a straddle, hedge, wash sale, constructive sale or conversion transaction or other integrated transaction, or persons that acquired our Common Stock pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation. Additionally, this discussion does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or of persons who hold our Common Stock through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our Common Stock through such entities should consult their own tax advisors.

________________________________
1 This section is limited to a general summary of certain material U.S. federal income tax consequences to U.S. holders relating to the purchase, ownership and disposition of shares of our Common Stock and is not applicable, and should not be relied upon, when considering an investment in any of our other securities that may be offered hereunder.

This discussion is based on current provisions of the Code, its legislative history, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus. These authorities are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. As used in this discussion, the term “U.S. holder” means a beneficial owner of our Common Stock that is a U.S. person, and the term “non-U.S. holder” means a beneficial owner of our Common Stock (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

U.S. Holders

Taxation of Distributions

A U.S. holder will be required to include in gross income as ordinary income the amount of any dividend paid on the shares of our Common Stock. A distribution on such shares will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess generally will be treated as gain from the sale or other disposition of the Common Stock and will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends paid to a non-corporate U.S. holder in taxable years beginning on or after January 1, 2013 generally will be subject to a maximum tax rate of 20% provided certain holding period and other requirements are satisfied; in certain circumstances the additional 3.8% Medicare tax (discussed below) may also apply. Dividends paid to U.S. holders that are corporations will be eligible for the dividends-received deduction if the U.S. holders meet certain holding period and other applicable requirements.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our Common Stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in the Common Stock so disposed of. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20% for tax years beginning on or after January 1, 2013. Such gains may also be subject to the additional 3.8% Medicare tax (discussed below). The deduction of capital losses is subject to various limitations.

Additional 3.8% Medicare Tax

For taxable years beginning after December 31, 2012, U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain limitations and exceptions. U.S. holders should consult their tax advisors regarding the effect of this legislation on their ownership and disposition of our Common Stock.

Non-U.S. Holders

Taxation of Distributions

In general, any distribution we make to a non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute a dividend for U.S. federal income tax purposes. Any dividend paid to a non-U.S. holder with respect to shares of our Common Stock that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Common Stock. Any remaining excess generally will be treated as gain from the sale or other disposition of the Common Stock, which will be treated as described under “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of our Common Stock, unless:

  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  we are or have been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the Common Stock disposed of.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax, net of certain deductions, at the same tax rates applicable to U.S. persons. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30 percent rate (or a lower applicable income tax treaty rate). Any U.S. source capital gain of a non-U.S. holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30 percent U.S. federal income tax (or a lower applicable income tax treaty rate).

In connection with the third bullet point above, we generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are not a USRPHC, and we do not anticipate becoming a USRPHC (although no assurance can be given that we will not become a USRPHC in the future). Even if we are a USRPHC, a non-U.S. holder will not be subject to U.S. federal income tax solely because of our status as a USRPHC so long as our Common Stock is “regularly traded on an established securities market,” and such non-U.S. holder did not hold directly or indirectly more than 5% of our Common Stock at any time during the shorter of the five-year period preceding the date of the disposition or the holder’s holding period. If a non-U.S. holder owned directly or indirectly more than 5% of our Common Stock at any time during the applicable period then any gain recognized by a Non-U.S. holder on the sale or other disposition of our Common Stock would be treated as effectively connected with a U.S. trade or business and would be subject to U.S. federal income tax at applicable graduated U.S. federal income tax rates and in much the same manner as applicable to U.S. persons.

Foreign Account Tax Compliance Act & Withholding

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends and gross proceeds from the sale, exchange or other disposition of, our Common Stock, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial United Stated owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the IRS requiring, among other things, that it undertake to identify accounts held by certain United States persons or Untied States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other holders.

The withholding provisions described above will generally apply to payments of dividends on our Common Stock made after December 31, 2013, and to payments of gross proceeds from a sale or other disposition of such stock made after December 31, 2016. Prospective investors should consult their tax advisors regarding the effect of such withholding taxes on their ownership and disposition of our Common Stock.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each holder the amount of dividends and certain other distributions we pay to such holder on our Common Stock and the amount of tax, if any, withheld with respect to those distributions. In the case of a non-U.S. holder, copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our Common Stock to or through the U.S. office (and in certain cases, the foreign office) of a broker.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28 percent, generally will apply to distributions made on our Common Stock to, and the proceeds from sales and other dispositions of our Common Stock by, a non-corporate U.S. holder who:

  fails to provide an accurate taxpayer identification number;

  is notified by the IRS that backup withholding is required; or

  in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. holder’s or a non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

  through agents;

  to or through underwriters;

  to or through broker-dealers (acting as agent or principal);
  in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

  directly to purchasers, through a specific bidding or auction process or otherwise; or

  through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

  the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

  the terms of the offering;
  any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

  any over-allotment option under which any underwriters may purchase additional securities from us;

  any initial public offering price;

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

  transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

  in the over-the-counter market;

  in negotiated transactions;

  under delayed delivery contracts or other contractual commitments; or

  a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securiies offered in this prospectus will be passed upon for us by McKenna Long & Aldridge LLP.

EXPERTS

The consolidated financial statements of Kandi Technologies Group, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference in the registration statement in reliance on the report of Albert Wong & Co, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

  our Annual Report on Form 10-K for the year ended December 31, 2012;

  our Current Reports on Form 8-K filed on January 29, 2013, March 4, 2013 and March 25, 2013; and

  the description of our Common Stock contained in the registration statement on Form S-8, dated January 6, 2009, File No. 333-156582, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
Attn: Zhu Xiaoying, Chief Financial Officer
+86-579-82239856

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the Registration Statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Global Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Market.